                                                                   EXHIBIT 10.33

                                    ENGAGE

October 7, 1999
Via Telecopy

Cascade Natural Gas Corporation
222 Fairview Avenue North
Seattle, Washington 98109-5312

Attn:    Mr. King Oberg
         Vice-President, Gas Supply

Dear King:

Re:      Jackson Prairie Storage Service

This letter outlines the terms and conditions under which Engage Energy Canada, L.P. ("Engage") would be prepared to purchase storage services from Cascade Natural Gas ("Cascade") for the upcoming contract year.

Term:                    November 1, 1999, through October 31, 2000

Volume:                  Inventory:                        480,000 MMBtu
                         Withdrawal:      Firm             15,000 MMBtutday
                                          Best efforts     5,533 MMBtu/day

Price:                   Unconditional, up-front payment of $ < * >
                         (est. < * > % of total demand and capacity demand charges).

Revenue Sharing:         < * > % over the term of the agreement. The
                         Revenue Sharing plan will be based solely upon Secondary Call volumes and replacements, and not applicable to the 15 days maximum of Engage Firm Call volumes and replacements. All withdrawals and replacements made by Engage shall be recorded separately from all other Engage business and will be subject to audit by Cascade upon request.

Firm Call:               Engage shall have the first right to call on a maximum
                         of 10,000 MMBtu/day from Cascade, not more that 5 days per month, or more than 15 days over the Firm Call
                         Period (November 1, 1999, through March 31, 2000). For volumes specified as Firm Call Cascade shall be obligated to deliver one hundred (100%) percent of the requested quantity. Similarly, Engage shall be obligated to take all volumes specified as Firm Call volumes. Further, on the days in which Engage nominates
                         Firm Call volumes, Engage will not request best efforts volumes.

                          Engage Energy Canada, L.P. 1100, 421 7th Ave. S.W,
                                   Calgary, Alberta, Canada T2P 4K9
                               Phone: (403) 297-0333 Fax: (403) 269-5909

< * > = Redacted

                                                            Cascade Natural Gas
                                                                October 7, 1999
                                                                         Page 2

Secondary Call:           Engage shall have the ability to call on a maximum of
                          15,000 MMBtu/day (firm withdrawal quantity) and up to 5,533 MMBtu/day (best efforts quantity) from Cascade over the period. Engage recognizes that Cascade has the first right to call on these volumes, and provides the Secondary Call to Engage on a best-efforts basis only.

Transportation:           For all Firm Call volumes, Engage will have the first
                          right to request delivery of Jackson Prairie withdrawal volumes under Cascade's TF-2 transportation. Engage will reimburse Cascade for all TF-2 commodity charges incurred during the periods in which Engage utilizes, such transportation. Engage may also elect to transport Firm Call volumes under its TF-1 service.

                          For all Secondary Call volumes, Engage may request on a best efforts basis delivery of Jackson
                          Prairie withdrawal volumes under Cascade's TF-2 transportation. Engage will be reimbursed by Cascade for all TF-2 commodity charges incurred during the periods in which Engage utilizes such transportation. Engage may also elect to transport Secondary Call volumes under its TF-1 service.

                          Engage recognizes that Cascade's TF-2 transportation is limited in volume to the equivalent of 1 withdrawal cycle (480,000 MM8tu total), and once utilized is no longer available until the next storage period (November 1, 2000, through October 31, 2001).

Replacements:             Engage will replace all volumes withdrawn prior to
                          September 30, 2000. All costs associated with the volume replacement will be Engage's responsibility.

We hope this proposal will meet with your approval. This offer is open for acceptance until the close of business on October 8, 1999. Following this date, the proposals contained herein will be deemed to be expired. If you have any questions, please contact me at (503) 471-1333.


Yours truly,

ENGAGE ENERGY CANADA, L.P.

Fred M. Scott, P.Eng.
Director, Business Development

Agreed to and accepted to this 7th day of October 1999.